EXHIBIT 1


                         IntercontinentalExchange, Inc.

                                Lock-Up Agreement


                                October 26, 2005


Morgan Stanley & Co. Incorporated
Goldman, Sachs & Co.
As representatives of the several Underwriters named in Schedule I to the Underwriting Agreement (as defined below) c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
and
Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004



      Re:  IntercontinentalExchange, Inc. - Lock-Up Agreement
           --------------------------------------------------

Ladies and Gentlemen:

         The undersigned understands that Morgan Stanley & Co. Incorporated, and Goldman, Sachs & Co., as representatives (the "Representatives"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") on behalf of the several Underwriters named in Schedule I to such agreement (collectively, the "Underwriters"), with IntercontinentalExchange, Inc., a Delaware corporation (the "Company"), providing for a public offering (the "Public Offering") of shares of Common Stock, par value $0.01 per share, of the Company (the "Shares") pursuant to a Registration Statement on Form S-1 (File No. 333-123500) filed with the Securities and Exchange Commission (the "SEC"). Common stock, at any time means all shares of the Company's common stock issued and outstanding at such time, including (i) the Class A Common Stock, Series 1 and the Class A
Common Stock, Series 2 then outstanding and (ii) at any time after the recapitalization, the common stock into which all such Class A Common Stock, Series 1 and Class A Common Stock, Series 2 may be convertible pursuant to the Fourth Amended and Restated Certificate of Incorporation and is then outstanding (collectively, "Common Stock").

         In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified below (the "Lock-Up Period"), the undersigned will not (1) offer, sell, contract to sell, pledge, hypothecate, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, make any short sale or otherwise transfer or


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dispose of,  directly or  indirectly,  any shares of Common Stock,  any options, rights or warrants to purchase any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively, the "Undersigned's Shares") or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Undersigned's Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) file or cause the Company to file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock. The foregoing sentence shall not apply to the sale of any shares to the Underwriters pursuant to the Underwriting Agreement.

         The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned's Shares even if such shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned's Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such shares.

         Notwithstanding anything herein to the contrary, Goldman, Sachs & Co., Goldman Sachs Execution & Clearing, L.P. and their respective affiliates may engage in brokerage, investment advisory, investment company, financial advisory, principal investing, anti-raid advisory, merger advisory, financing, asset management, trading, market making, arbitrage and other similar activities conducted in the ordinary course of its and its affiliates' business and any hedging or other transactions incidental thereto; provided, however, that the undersigned's investment of 29,977,918 shares of the Company's Class A Common Stock, Series 2, and 136,720 shares of the Company's Class A Common Stock, Series 1, as such investment (as a capital investment and not as a result of the financial services activities of the undersigned or its affiliates described above in this paragraph) may be increased or reduced in accordance with the provisions of this Lock-Up Agreement and whether held by the undersigned or any of its affiliates, shall be subject to the restrictions of this Lock-Up Agreement.

         Notwithstanding anything to the contrary contained herein, the undersigned may (A) transfer the Undersigned's Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co. on behalf of the Underwriters, (B) exercise any options or other rights granted pursuant to the Company's 2000 Stock Option Plan, the


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Company's  2003  Restricted  Stock  Deferral  Plan for  Outside  Directors,  the
Company's 2004 Restricted Stock Plan, or the Company's 2005 Equity Incentive Plan (collectively, the "Benefit Plans"), or convert or exchange any convertible or exchangeable securities outstanding on the date hereof; provided that in the case of any transfer or distribution pursuant to the foregoing no filing by any party (donor, donee, transferor or transferee) under Section 16(a) of the Securities Exchange Act of 1934, as amended, (the "Exchange Act"), shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Lock-Up Agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement, that no filing under Section 16(a) of the Exchange Act, shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period) and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. As of the date hereof, the undersigned has good and marketable title to the Undersigned's Shares, free and clear of all liens, encumbrances and claims whatsoever. In addition, the undersigned agrees that, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Undersigned's Shares except in compliance with the foregoing restrictions.

         The initial Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 180 days after the date of the final prospectus covering the Public Offering; provided, however, that if (1) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the announcement of the material news or material event, as applicable, unless Morgan Stanley & Co. Incorporated and Goldman, Sachs & Co., on behalf of the Underwriters, waive, in writing, such extension.

         The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 6(e) of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up


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Agreement  during  the period  from the date of this  Lock-Up  Agreement  to and including the 34th day following the expiration of the initial Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.







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

         The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns. Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. If the closing of the Public Offering does not occur on or before December 31, 2005, this Lock-Up Agreement shall terminate. Any Public Offering will only be made pursuant to the Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.



                                            Very truly yours,

                                            THE GOLDMAN SACHS GROUP, INC.
                                            ------------------------------------
                                            Exact Name of Shareholder

                                            /s/ TIMOTHY J. O'NEILL
                                            ------------------------------------
                                            Authorized Signature

                                            Managing Director
                                            ------------------------------------
                                            Title





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